Exhibit 99.1

Rentech Reports Fiscal Third Quarter and Nine Months Results

DENVER, Aug. 9 /PRNewswire-FirstCall/ -- Rentech, Inc. (Amex: RTK) today announced its financial results for the third quarter and nine months ended June 30, 2005. (Note: Rentech’s fiscal year ends September 30.)

The Company’s revenues from continuing operations for the third quarter ended June 30, 2005 were $1,856,952 versus $1,629,020 on a comparable basis for the same period in 2004. For the nine-month period, revenues increased to $5,468,787 as compared to $4,032,183 for the corresponding period in 2004. The increase in revenue was directly attributable to an increase in revenues in the Company’s oil and gas field services business segment over the nine-month reporting period.

Service revenues in the amount of $1,755,096 and $4,928,592 were derived from contracts for oil and gas field services performed by Petroleum Mud Logging, Inc. (PML), the Company’s wholly owned subsidiary, for the three and nine months ended June 30, 2005. Revenues for the three and nine months ended June 30, 2005 increased by $474,136 and $1,425,027, respectively, or 37% and 41%, from the service revenues of $1,280,960 and $3,503,565 for the three and nine months ended June 30, 2004. The increase in oil and gas field services revenue was due to an increase in demand for PML’s mud logging services as drilling for new natural gas wells has continued to increase in PML’s service market. A higher percentage of PML’s 38 manned and 14 limited service mud logging vehicles were under contract in the field for the three and nine months ended June 30, 2005 as compared to the three and nine months ended June 30, 2004.

Service revenues from Rentech’s Alternative Fuels segment were $71,269 and $447,359 during the three and nine months ended June 30, 2005 as compared to $318,376 and $441,071 during the three and nine months ended June 30, 2004. During the three and nine months ended June 30, 2005, this segment recognized revenue of $71,269 and $289,375, or 100% and 65% of total technical services revenue, from the Company’s technical services agreement with Wyoming Business Council, which began in May 2004 and was substantially completed in the third quarter of fiscal year 2005.

General and administrative (G&A) expenses from continuing were $2,190,386 and $7,767,680 during the three and nine months ended June 30, 2005, up $977,891 and $3,767,569 from the three and nine months ended June 30, 2004 when these expenses were $1,212,495 and $4,000,111. Of the increase during the nine months ended June 30, 2005, $2,893,137 related to one-time write-offs of expenses directly related to the planned acquisition of Royster-Clark Nitrogen, Inc. Rentech expensed $1,807,057 of abandoned acquisition costs, $901,846 of abandoned debt issue costs, and $184,234 of aborted offering costs in the nine months ended June 30, 2005. In addition, the Company issued warrants to purchase 540,000 shares of the Company’s common stock as a breakup fee to other subscribers whose subscriptions for the purchase of preferred stock were not accepted by the Company. These warrants resulted in aborted offering expense of $375,682 in the three and nine months ended June 30, 2005. Not including those one-time charges, general and administrative expenses increased $452,763 and $498,750 during the three and nine months ended June 30, 2005. The majority of the increase in G&A expenses during the three and nine months ended June 30, 2005 related to $255,427 in costs incurred related to the Company’s implementation of the requirements of Section 404 of the 2002 Sarbanes-Oxley Act. Many other G&A expenses experienced increases and decreases during the three and nine months ended June 30, 2005, none of which were individually significant.

For the three and nine months ended June 30, 2005, Rentech experienced a net loss from continuing operations of $2,416,907 and $9,603,804, compared to a net loss from continuing operations of $1,219,691 and $4,452,194 during the three and nine months ended June 30, 2004. The increase of $1,197,216 and $5,151,610 for the three and nine months ended June 30, 2005 resulted from an increase in loss from operations of $749,832 and $3,198,889 and an increase in total other expenses of $447,384 and $2,091,188. The increase in the loss for the three and nine months ended June 30, 2005 were primarily the result of increased G&A expense, as previously discussed. The increase in the total other expenses for the three and nine month periods were primarily due to an increase in interest expense of $331,843 and $1,690,939, respectively. Total non-cash interest expense recognized during the three and nine months ended June 30, 2005 was $371,428 and $1,972,619, which resulted primarily from the amortization of the debt issuance costs related to a line of credit and bridge loans entered into during the Company’s fourth quarter of fiscal year 2004 and the first quarter of fiscal year 2005. The proceeds from these lines of credit and bridge loans were used to provide working capital and fund acquisition costs related to the planned purchase of Royster-Clark Nitrogen, Inc.

The Company reported a net loss applicable to common stockholders of $11,021,374 or $.118 per share and $17,929,676 or $.195 per share for the three and nine months ended June 30, 2004, as compared to $1,184,087 or $0.013 per share and $1,477,109 or $0.056 per share during the three and nine months ended June 30, 2003. Of the reported loss to common stockholders for the three and nine months ended June 30, 2005, $8,558,631 were non-cash write-offs in relation to the Company’s capital raising efforts and deemed dividends related to a beneficial conversion feature and warrants relating to convertible preferred stock as valued in accordance with EITF’s 98-5 and 00-27.

Commenting on the 2005 third quarter fiscal results, Dennis L. Yakobson stated: “Though we took a significant loss applicable to common shares for the quarter and nine months we are reporting on today, the majority of the reported loss is on a non-cash basis. Our actual cash outlays and expenses for the reporting periods were in line with our projected business plan and what we had expected for increases in general and administrative costs. Cost of living increases along with the rising expenses related to being a public company, including Sarbanes-Oxley requirements, and the Company’s aggressive efforts in Rentech Process Technology commercialization were the main components of our increased G&A.”

RENTECH, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended June 30		Nine Months Ended June 30

	2005	2004	2005	2004

Total Revenues	$1,856,952	$1,629,020	$5,468,787	$4,032,183
Cost Of Sales	1,293,735	1,161,094	4,006,997	2,779,086
Gross Profit	$563,217	$467,926	$1,461,790	$1,253,097
Operating Expenses	2,352,145	1,507,022	8,318,577	4,910,995
Operating Loss	$(1,788,928)	$(1,039,096)	$(6,856,787)	$(3,657,898)
Other Income (Expense)	(627,979)	(180,595)	(2,885,484)	(794,296)
Net Loss from Continuing Operations before Income Taxes	(2,416,907)	(1,219,691)	(9,742,271)	(4,452,194)
Income Tax Benefit	—	—	138,467	—
Net Loss from Continuing Operations	(2,416,907)	(1,219,691)	(9,603,804)	(4,452,194)
Profit/Net Loss from Discontinued Operations	(45,836)	35,604	232,759	(324,915)
Net Loss	$(2,462,743)	$(1,184,087)	$(9,371,045)	$(4,777,109)
Deemed Dividend related to Beneficial Conversion Feature and Warrants	(8,558,631)	—	(8,558,631)	—
Net Loss Applicable To Common Stockholders	$(11,021,374)	$(1,184,087)	$(17,929,676)	$(4,777,109)
Weighted Average Number Of Shares Outstanding	93,442,091	88,241,193	92,078,900	84,768,418
Per Share Income (Loss)	$(0.118)	$(0.013)	$(0.195)	$(0.056)

Safe Harbor Statement

Certain information included in this report contains, and other reports or materials filed or be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company or its management) contain or will contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect Rentech’s results include our ability to obtain for working capita, customers; the timing of various phases of projects; the entry into definitive agreements with others related to projects, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008 or by email atmkir@rentk.com, or see the Company’s website at: www.rentechinc.com; or Tony Schor, Investor Awareness, Inc. at 847-945-2222 or by email attony@investorawareness.com.

SOURCE  Rentech, Inc.
          -0-                                                  08/09/2005
          /CONTACT:  Mark Koenig, Director of Investor Relations, of Rentech, Inc., +1-303-298-8008, atmkir@rentk.com; or Tony Schor of Investor Awareness, Inc., +1-847-945-2222, attony@investorawareness.com, for Rentech, Inc./
          /Web site:  http://www.rentechinc.com/
          (RTK)